UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                February 2, 2005
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)

                   Delaware                                  1-8002                                04-2209186
       (State or other jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
        incorporation or organization)                                                              Number)



              81 Wyman Street, P.O. Box 9046
                  Waltham, Massachusetts                                           02454-9046
         (Address of principal executive offices)                                  (Zip Code)

                                                          (781) 622-1000
                                                    (Registrant's telephone number
                                                         including area code)




     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 2.02 Results of Operations and Financial Condition.

     On February 2, 2005, the Registrant announced its financial results for the fiscal quarter and year ended December 31, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

     The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

The following Exhibit relating to Item 2.02 shall be deemed "furnished", and not "filed":

     99.1 Press Release dated February 2, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 2nd day of February, 2005.


                                                     THERMO ELECTRON CORPORATION


                                                 By: /s/ Peter E. Hornstra
                                                    ----------------------------
                                                    Peter E. Hornstra
                                                    Corporate Controller and
                                                    Chief Accounting Officer

[THERMO LOGO]
                                                                    Exhibit 99.1

                                                                            News

FOR IMMEDIATE RELEASE
Media Contact Information:                         Investor Contact Information:
Lori Gorski                                                  J. Timothy Corcoran
Phone:     781-622-1242                                    Phone:   781-622-1111
E-mail:    lori.gorski@thermo.com               E-mail:  tim.corcoran@thermo.com
Website:   www.thermo.com



                 Thermo Electron Reports 16% Revenue Growth and
                  Record Operating Income in the Fourth Quarter

WALTHAM, Mass. (February 2, 2005) - Thermo Electron Corporation (NYSE:TMO) today reported fourth quarter 2004 revenues of $613 million, a 16 percent increase from $529 million in the fourth quarter of 2003. GAAP diluted earnings per share
(EPS) increased to $.74 in the 2004 quarter, compared with $.37 in the year-ago period, primarily due to tax benefits that were recorded following the completion of prior-year tax audits, as well as improved operating performance. GAAP operating income for the quarter rose 25 percent, and GAAP operating margin increased to 10.8 percent from 10.0 percent in 2003.

Adjusted EPS grew 15 percent to $.38 in the fourth quarter of 2004, compared with $.33 in the 2003 period. Adjusted operating income increased 7 percent to record fourth quarter levels since the company's reorganization in 2000. Adjusted operating margin in the 2004 quarter was 13.1 percent, versus 14.2 percent in 2003. The margin in 2004 was reduced by 1.1 percent due to up-front costs associated with Sarbanes-Oxley compliance and the initial dilutive effect of acquisitions. Organic revenues, which exclude the effects of currency translation and acquisitions/divestitures, grew 3 percent in the quarter. Currency translation increased revenues by 5 percent, and the net effect of acquisitions/divestitures led to an 8 percent increase for the quarter.

For the full year, Thermo Electron reported a revenue increase of 16 percent in 2004 to $2.2 billion, up from $1.9 billion in 2003. GAAP diluted EPS in 2004 rose to $2.17, versus $1.20 a year ago, principally driven by tax benefits, large gains from the sale of discontinued operations, and improved operating performance. GAAP operating income grew 27 percent over 2003, and GAAP operating margin for the year increased to 10.8 percent, versus 9.9 percent in 2003.

Full-year adjusted EPS grew 15 percent to $1.25 in 2004, compared with $1.09 in 2003. Adjusted operating income was up 16 percent year to year, and adjusted operating margin was 12.7 percent. Organic revenues grew 4 percent. Currency translation increased revenues by 5 percent, and the net effect of acquisitions/divestitures increased revenues by 7 percent for the year.

Adjusted EPS, adjusted operating income, adjusted operating margin and organic revenues are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading, "Use of Non-GAAP Financial Measures."

Year-End Highlights

o    Adjusted EPS grew 15 percent
o    Reported revenues rose 16 percent
o    Organic revenues increased 4 percent
o    Cash flow from continuing operations rose 20 percent to $240 million
o    Manufacturing centers opened in China and Germany
o    Agreement announced in January 2005 to acquire Kendro Laboratory Products

"We're pleased to have achieved $.38 in adjusted EPS for the quarter, which is at the high end of our earnings guidance," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "We also had an excellent year overall, with a 16 percent increase in revenues, 15 percent growth in adjusted EPS and strong cash flow. Our full-year adjusted EPS of $1.25 was also at the top of our guidance range, which we raised for continuing operations after the sale of Spectra-Physics.

"We made great strides during 2004 in changing our business mix to better serve our laboratory customers and reinforce our position as the world leader in analytical instruments. We sold Spectra-Physics, our only non-Thermo brand. We made a number of strategic acquisitions - Jouan, USCS, InnaPhase, and the recently announced agreement to acquire Kendro - to augment our offerings of laboratory equipment, software and services. And, we continue to make significant internal investments that allow us to strengthen our competitive position worldwide, such as new state-of-the-art manufacturing centers we recently opened in Shanghai, China, and Bremen, Germany.

"With a clear business focus, the ability to reinvest for growth and continuous efforts to improve productivity, we remain optimistic and expect to begin 2005 with strength. Our goal is to report $.29 to $.31 in adjusted EPS for the first quarter of 2005, versus $.27 in the year-ago quarter. For the full year, we are providing guidance of $1.40 to $1.45." (This guidance excludes approximately $.03 of expense per quarter from the amortization of acquisition-related intangible assets; results from the pending Kendro acquisition; the effect of new accounting rules relating to the expensing of stock options, which we expect to adopt in the third quarter of 2005; and the other items described in this press release under the heading, "Use of Non-GAAP Financial Measures.")

Life and Laboratory Sciences
The Life and Laboratory Sciences segment reported a 21 percent revenue increase in the fourth quarter of 2004 to $455 million, versus $377 million in 2003.
Organic revenues grew 3 percent. The effects of currency translation and acquisitions increased revenues by 5 percent and 13 percent, respectively. We reported strong sales of mass spectrometry and molecular spectroscopy instruments, laboratory automation systems and laboratory informatics, where we have greatly extended our pharmaceutical offerings through the addition of InnaPhase. Partially offsetting these increases, we reported extremely weak sales of our rapid point-of-care test kits resulting from this year's light flu season compared with an exceptionally strong quarter in 2003.

GAAP operating income for the segment grew 24 percent in the 2004 quarter, with GAAP operating margin increasing to 15.3 percent from 14.9 percent a year ago. Adjusted operating income increased 19 percent in the 2004 quarter, and adjusted operating margin was 17.8 percent, compared with 18.1 percent in the 2003 quarter. The adjusted operating margin improved by 50 basis points in 2004 before the effect of acquisitions, which lowered the margin by 80 basis points. As we continue to integrate these operations, we expect margins to improve in future quarters.

Measurement and Control
Fourth quarter revenues in the Measurement and Control segment were $158 million, up 4 percent compared with $152 million last year. Organic revenues grew slightly, at 1 percent, due to a difficult year-to-year comparison resulting from large shipments of our food-quality and security instruments in the 2003 quarter. The effect of currency translation increased revenues by 4 percent, while the net effect of acquisitions/divestitures decreased revenues by 1 percent.

GAAP operating income for the segment increased 29 percent from the 2003 quarter, and GAAP operating margin rose to 7.7 percent, versus 6.2 percent last year. Adjusted operating income and adjusted operating margin for the segment were virtually flat compared with 2003.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits. In addition, our adjusted EPS guidance excludes results of pending acquisitions and the impact of accounting principles not yet adopted, such as stock option expensing. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We also use the concept of organic revenue growth, which excludes the effects of currency translation and acquisitions/divestitures. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we substantially completed in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges relating to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits that are either isolated or cannot be expected to occur again with any regularity or predictability and which we believe are not indicative of our normal operating gains and losses. We exclude gains/losses from the sale of our equity interests in Newport Corporation, Thoratec Corporation and FLIR Systems, Inc., as well as other items such as the sale of a business or real estate and the early retirement of debt.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables and/or the text of this press release. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as the timing of completion of and results from pending acquisitions, the impact of accounting principles not yet adopted (such as stock option expensing), decisions concerning the location and timing of facility consolidations and the timing of and proceeds from the sale of our equity interests in Newport and Thoratec. We no longer own any shares of FLIR Systems.

Conference Call
Thermo Electron will hold its earnings conference call on Thursday, February 3, at 8:30 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Website until Friday, March 4, 2005. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Website.

About Thermo Electron
Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2 billion, and employs approximately 10,000 people in 30 countries. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.



                                       ###

Consolidated Statement of Income (unaudited)
                                                                                     Three Months Ended
                                                               ---------------------------------------------------------------
                                                               ---------------------------------------------------------------
                                                                     December 31, 2004                December 31, 2003
                                                               ------------------------------   ------------------------------
                                                               ---------------------------------------------------------------
(In thousands except per share amounts)                          Reported (a)     Adjusted (b)    Reported (a)     Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------

Revenues                                                        $    613,339     $   613,339     $    528,915     $   528,915
                                                               --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                              329,560         329,280          285,444         285,373
   Selling, general, and administrative expenses                     168,664         168,664          136,273         136,273
   Amortization of acquisition-related intangible assets               7,302               -            2,331               -
   Research and development expenses                                  34,945          34,945           32,233          32,233
   Restructuring and other costs, net (d)                              6,821               -           19,743               -
                                                               --------------   -------------   --------------   -------------
                                                                     547,292         532,889          476,024         453,879
                                                               --------------   -------------   --------------   -------------

Operating Income                                                      66,047          80,450           52,891          75,036
Interest Income                                                        2,976           2,976            2,007           2,007
Interest Expense                                                      (2,879)         (2,879)          (2,653)         (2,653)
Other Income, Net (e)                                                  5,870           5,870            6,737             788
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations Before Income Taxes                 72,014          86,417           58,982          75,178
Benefit from (Provision for) Income Taxes (f)                         13,468         (24,197)         (11,496)        (20,081)
                                                               --------------   -------------   --------------   -------------
Income from Continuing Operations                                     85,482          62,220           47,486          55,097
Income from Discontinued Operations (includes income tax
  benefit of $91 in 2003)                                                  -               -            1,684               -
Gain on Disposal of Discontinued Operations (includes income tax benefit of $32,406 in 2004; net of income tax provision of
  $7,177 in 2003)                                                     35,617               -           12,758               -
                                                               --------------   -------------   --------------   -------------
Net Income                                                         $ 121,099        $ 62,220         $ 61,928        $ 55,097
                                                               ==============   =============   ==============   =============

Earnings per Share from Continuing Operations:

    Basic                                                              $ .53                            $ .29
                                                               ==============                   ==============
    Diluted                                                            $ .52                            $ .29
                                                               ==============                   ==============

Earnings per Share:

    Basic                                                              $ .76                            $ .38
                                                               ==============                   ==============
    Diluted                                                            $ .74           $ .38            $ .37           $ .33
                                                               ==============   =============   ==============   =============

Weighted Average Shares:

    Basic                                                            160,239                          163,427
                                                               ==============                   ==============

    Diluted                                                          164,477         164,477          167,812         167,812
                                                               ==============   =============   ==============   =============





(a)  Reported results were determined in accordance with U.S. generally accepted accounting  principles  (GAAP).  Prior period amounts have been adjusted to reflect the treatment of Spectra-Physics as a discontinued  operation.
(b)  Adjusted  results are  non-GAAP  measures  and  exclude  charges to cost of revenues (note c), amortization of acquisition-
     related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences  of these  items  (note f), and  results of discontinued  operations.
(c)  Reported  results  in 2004  include  $280,000  of charges  for  accelerated depreciation  on  manufacturing  equipment  being abandoned due to facility consolidations.  Reported  results  in  2003  include  $71,000 of charges primarily for the sale of inventories  revalued at the date of acquisition.
     facility and other expenses of real estate  consolidation.  Reported  results in 2003  include restructuring and  other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; and legal/advisory fees  associated  with a  reorganization  of the  company's non-U.S.  subsidiary structure.
(e)  Reported results include $5,949,000 of gains from the sale of shares of Thoratec  Corporation in 2003.
(f)  Adjusted  provision for income taxes excludes  $3,883,000 and $4,870,000 of incremental  tax benefit in 2004 and 2003, respectively, for the items in (b)  through (e);  $33,782,000  in 2004 of tax  benefits that the company determined were realizable upon completion of tax audits; and $3,715,000 in 2003 of tax benefit from the sale of a business.

Segment Data (g)(h)(i)(l)                                                                            Three Months Ended
                                                                                          -----------------------------------------
(In thousands except percentage amounts)                                                  December 31, 2004       December 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                                                 $       454,994         $      377,143
                                                                                           -----------------       ----------------

  GAAP Operating Income                                                                             69,757                 56,062
  Cost of Revenue Charges (j)                                                                          280                      -
  Restructuring and Other Items (k)                                                                  4,285                 10,457
  Amortization of Acquisition-related Intangible Assets                                              6,541                  1,684
                                                                                           -----------------       ----------------
  Adjusted Operating Income                                                                $        80,863         $       68,203
                                                                                           -----------------       ----------------

  GAAP Operating Margin                                                                              15.3%                  14.9%
  Adjusted Operating Margin                                                                          17.8%                  18.1%


Measurement and Control
  Revenues                                                                                 $       158,345         $      151,761
                                                                                           -----------------       ----------------

  GAAP Operating Income                                                                             12,245                  9,473
  Cost of Revenue Charges (j)                                                                            -                     71
  Restructuring and Other Items (k)                                                                  1,714                  4,099
  Amortization of Acquisition-related Intangible Assets                                                760                    647
                                                                                           -----------------       ----------------

  Adjusted Operating Income                                                                $        14,719         $       14,290
                                                                                           -----------------       ----------------

  GAAP Operating Margin                                                                               7.7%                   6.2%
  Adjusted Operating Margin                                                                           9.3%                   9.4%

Consolidated (including Corporate Costs)
  Revenues                                                                                 $       613,339         $      528,915
                                                                                           -----------------       ----------------

  GAAP Operating Income                                                                             66,047                 52,891
  Cost of Revenue Charges (j)                                                                          280                     71
  Restructuring and Other Items (k)                                                                  6,821                 19,743
  Amortization of Acquisition-related Intangible Assets                                              7,302                  2,331
                                                                                           -----------------       ----------------
  Adjusted Operating Income                                                                $        80,450         $       75,036
                                                                                           -----------------       ----------------

  GAAP Operating Margin                                                                              10.8%                  10.0%
  Adjusted Operating Margin                                                                          13.1%                  14.2%



(g)  GAAP  operating  income  and  GAAP  operating  margin  were  determined in accordance with U.S. generally accepted accounting principles.
(h)  Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d)
     and amortization  of acquisition-related intangible assets.
(i)  Depreciation expense in 2004 was $7,642,000 at Life and Laboratory Sciences, $2,972,000 at Measurement and Control,
     and $11,446,000 Consolidated.  Depreciation expense in 2003 was $5,811,000 at Life and Laboratory Sciences, $3,018,000 at
     Measurement and Control, and $9,652,000 Consolidated.
(j)  Includes items described in note (c).
(k)  Includes items described in note (d).
(l)  Book-to-bill ratio was .99 in the fourth quarter of 2004.

Consolidated Statement of Income
                                                                                     Twelve Months Ended
                                                               ----------------------------------------------------------------
                                                                     December 31, 2004                December 31, 2003
                                                               ------------------------------   -------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
-------------------------------------------------------------------------------------------------------------------------------

Revenues                                                        $  2,205,995    $  2,205,995     $  1,899,378     $  1,899,378
                                                               --------------  --------------   --------------   --------------
Costs and Operating Expenses:
   Cost of revenues (c)                                            1,191,516       1,188,155        1,019,476        1,019,405
   Selling, general, and administrative expenses                     603,627         603,627          510,284          510,284
   Amortization of acquisition-related intangible assets              22,831               -            9,038                -
   Research and development expenses                                 134,680         134,680          127,996          127,996
   Restructuring and other costs, net (d)                             15,829               -           45,200
                                                               --------------  --------------   --------------   --------------

                                                                   1,968,483       1,926,462        1,711,994        1,657,685
                                                               --------------  --------------   --------------   --------------

Operating Income                                                     237,512         279,533          187,384          241,693
Interest Income                                                        9,021           9,021           19,663           19,663
Interest Expense                                                     (10,979)        (10,979)         (18,197)         (18,197)
Other Income, Net (e)                                                 23,665          14,051           33,781            4,824
                                                               --------------  --------------   --------------   --------------

Income from Continuing Operations Before Income Taxes                259,219         291,626          222,631         247,983
Provision for Income Taxes (f)                                       (40,852)        (83,229)         (47,421)        (66,807)
                                                               --------------  --------------   --------------   --------------

Income from Continuing Operations                                    218,367         208,397          175,210         181,176
Income (Loss) from Discontinued Operations (includes income tax
  benefit of $36,321 in 2004 and $1,485 in 2003)                      43,018               -           (2,513)              -
Gain on Disposal of Discontinued Operations (includes income tax benefit of $36,728 in 2004; net of income tax provision of
  $8,141 in 2003)                                                    100,452               -           27,312               -
                                                               --------------  --------------   --------------   --------------

Net Income                                                      $    361,837    $    208,397     $    200,009     $   181,176
                                                               ==============  ==============   ==============   ==============

Earnings per Share from Continuing Operations:

    Basic                                                       $       1.34                     $       1.08
                                                               ==============                   ==============
    Diluted                                                     $       1.31                     $       1.05
                                                               ==============                   ==============

Earnings per Share:

    Basic                                                       $       2.22                     $       1.23
                                                               ==============                   ==============
    Diluted                                                     $       2.17    $       1.25     $       1.20     $      1.09
                                                               ==============  ==============   ==============   =============

Weighted Average Shares:

    Basic                                                            163,133                          162,713
                                                               ==============                   ==============
    Diluted                                                          167,641         167,641          170,730         170,730
                                                               ==============  ==============   ==============   =============



(a)  Reported results were determined in accordance with U.S. generally accepted accounting  principles (GAAP).  Prior period amounts have been adjusted to reflect the treatment of Spectra-Physics as a discontinued operation.
(b)  Adjusted  results are  non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-
     related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences  of these  items  (note f), and  results of discontinued operations.
(c)  Reported  results  include   $3,361,000  and  $71,000  in  2004  and  2003, respectively, of charges primarily for the sale of inventories revalued at the date of  acquisition  and  accelerated  depreciation  on  manufacturing equipment being abandoned due to facility consolidations.
(d)  Reported results in 2004 include  restructuring  and other items consisting principally  of severance;  abandoned  facility and other  expenses of real estate  consolidation;  gain on the sale of a business; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.  Reported results in 2003 include restructuring and other items consisting principally of severance;  abandoned facility and other expenses of real estate  consolidation;  a writedown to disposal  value of a product line and a business that were sold in October  2003;  net gains on the sale of a product line and property;  and legal/advisory  fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e)  Reported results include  $9,614,000 and $16,279,000 of gains from the sale of shares of  Thoratec  Corporation  in 2004 and
     2003, respectively, and $13,654,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003.  Reported  results  also include  a loss of  $976,000  in 2003 on the early retirement of debt.
(f)  Adjusted  provision for income taxes excludes  $7,695,000 and $6,645,000 of incremental  tax benefit in 2004 and 2003, respectively,  for the items in (b)  through  (e);  $33,782,000  in 2004 of tax  benefits  that the company determined were realizable upon completion of tax audits;  $900,000 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe; $9,026,000 in 2003 of tax benefit from the reversal of a valuation  allowance  due to expected utilization  of foreign tax credit carryforwards;  and  $3,715,000  in 2003 of tax benefit  from the sale of a business.

Segment Data (g)(h)(i)                                                                                 Twelve Months Ended
                                                                                                -----------------------------------
(In thousands except percentage amounts)                                                       December 31, 2004  December 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                                                       $   1,573,445       $   1,293,009
                                                                                                ---------------    ----------------

  GAAP Operating Income                                                                                224,393             183,533
  Cost of Revenue Charges (j)                                                                            3,177                   -
  Restructuring and Other Items (k)                                                                      7,054              21,808
  Amortization of Acquisition-related Intangible Assets                                                 19,830               6,592
                                                                                                ---------------    ----------------

  Adjusted Operating Income                                                                      $     254,454       $     211,933
                                                                                                ---------------    ----------------

  GAAP Operating Margin                                                                                  14.3%               14.2%
  Adjusted Operating Margin                                                                              16.2%               16.4%


Measurement and Control
  Revenues                                                                                       $     632,550       $     601,104
                                                                                                ---------------    ----------------

  GAAP Operating Income                                                                                 53,376              44,549
  Cost of Revenue Charges (j)                                                                              184                  71
  Restructuring and Other Items (k)                                                                      6,337              10,214
  Amortization of Acquisition-related Intangible Assets                                                  2,998               2,446
                                                                                                ---------------    ----------------

  Adjusted Operating Income                                                                      $      62,895       $      57,280
                                                                                                ---------------    ----------------

  GAAP Operating Margin                                                                                   8.4%                7.4%
  Adjusted Operating Margin                                                                               9.9%                9.5%


Consolidated (including Corporate Costs)
  Revenues                                                                                       $   2,205,995       $   1,899,378
                                                                                                ---------------    ----------------

  GAAP Operating Income                                                                                237,512             187,384
  Cost of Revenue Charges (j)                                                                            3,361                  71
  Restructuring and Other Items (k)                                                                     15,829              45,200
  Amortization of Acquisition-related Intangible Assets                                                 22,831               9,038
                                                                                                ---------------    ----------------

  Adjusted Operating Income                                                                      $     279,533       $     241,693
                                                                                                ---------------    ----------------

  GAAP Operating Margin                                                                                  10.8%                9.9%
  Adjusted Operating Margin                                                                              12.7%               12.7%


(g)  GAAP  operating  income  and  GAAP  operating  margin  were  determined  in accordance with U.S. generally accepted accounting principles.
(h)  Adjusted  operating  income and  adjusted  operating  margin  are  non-GAAP measures  and  exclude the items in notes (c) and
     (d) and  amortization  of acquisition-related intangible assets.
(i)  Depreciation  expense  in  2004  was  $29,811,000  at Life  and  Laboratory Sciences, $10,245,000  at  Measurement and Control,
     and $43,310,000 Consolidated.  Depreciation  expense in 2003 was $23,399,000 at Life and Laboratory Sciences, $10,698,000 at
     Measurement and Control, and $37,678,000 Consolidated.
(j)  Includes items  described in note (c).
(k)  Includes items described in note (d).

Condensed Consolidated Balance Sheet


(In thousands)                                                             Dec 31, 2004     Dec. 31, 2003
-----------------------------------------------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                                                 $   430,809      $   303,912
  Short-term available-for-sale investments                                      81,446          114,326
  Accounts receivable, net                                                      469,553          419,625
  Inventories                                                                   336,711          302,161
  Other current assets                                                          145,857          160,001
  Current assets of discontinued operations                                       5,600           95,231
                                                                           --------------   --------------

                                                                              1,469,976        1,395,256
                                                                           --------------   --------------

Property, Plant, and Equipment, Net                                             261,041          252,252
                                                                           --------------   --------------

Acquisition-related Intangible Assets                                           158,577           65,542
                                                                           --------------   --------------

Other Assets                                                                    181,328           47,761
                                                                           --------------   --------------

Goodwill                                                                      1,513,025        1,441,172
                                                                           --------------   --------------

Long-term Assets of Discontinued Operations                                           -          187,339
                                                                           --------------   --------------

                                                                            $ 3,583,947      $ 3,389,322
                                                                           ==============   ==============


Current Liabilities:
  Short-term obligations and current maturities of long-term obligations    $    15,017      $    45,981
  Other current liabilities                                                     528,381          542,993
  Current liabilities of discontinued operations                                 42,552           95,819
                                                                           --------------   --------------

                                                                                585,950          684,793
                                                                           --------------   --------------

Long-term Deferred Income Taxes and Other Long-term Liabilities                 106,377           86,561
                                                                           --------------   --------------

Long-term Liabilities of Discontinued Operations                                      -            6,766
                                                                           --------------   --------------

Long-term Obligations:
  Senior notes                                                                  135,232          137,874
  Subordinated convertible obligations                                           77,234           77,234
  Other                                                                          13,604           14,401
                                                                           --------------   --------------

                                                                                226,070          229,509
                                                                           --------------   --------------

Total Shareholders' Equity                                                    2,665,550        2,381,693
                                                                           --------------   --------------

                                                                            $ 3,583,947      $ 3,389,322
                                                                           ==============   ==============